Exhibit 99.1

Novelion Therapeutics Announces January 16, 2020 Effective Date
for Commencement of Voluntary Liquidation

VANCOUVER, British Columbia, January 9, 2020 – Novelion Therapeutics Inc. (Ticker: NVLNF) (“Novelion” or the “Company”) today announced the definitive date for commencement of implementation of the Company’s voluntary liquidation (the “Liquidation”) as 5:00 p.m. Pacific Time on January 16, 2020.

Court Orders, Statement of Intent to Liquidate and Definitive Effective Date

The Company announced that the Supreme Court of British Columbia (the “Court”) has granted the orders sought by the Company in connection with the Liquidation. The Company will file a Statement of Intent to Liquidate with the British Columbia Registrar of Companies establishing the definitive effective date and time for the commencement of implementation of the Liquidation as 5:00 p.m. Pacific Time on January 16, 2020 (the “Effective Date”).

Effective Date Matters

As of the Effective Date, Alvarez & Marsal Canada Inc. will be appointed liquidator (the “Liquidator”) and charged with overseeing all aspects of the Liquidation. Concurrent with the Liquidator’s appointment: (i) Michael Price, Executive Vice President, Chief Financial Officer and sole executive officer and employee of the Company, will resign his positions, and (ii) Michael Price, Suzanne Bruhn, and Stephen Sabba will resign as directors of the Company. Upon appointment, the Liquidator will assume all authority previously held by the Company’s officers and directors.

After the Effective Date, shareholders and other interested parties should visit www.alvarezandmarsal.com/novelion for continuing information about Novelion, the Liquidation and related matters.

As of the Effective Date, the Company’s transfer agent for its common shares will close the Company’s stock transfer books and will discontinue recording transfers, and registered shareholders will no longer be able to transfer record ownership of their shares. Registered shareholders on the Company’s stock transfer books (“Registered Holders”) as of the Effective Date will be entitled to a pro-rata share of any distribution to shareholders in the Liquidation.

Cautionary Information Regarding Trading in the Company’s Securities

Investors trading in Novelion securities in advance of the Effective Date are strongly encouraged to consult with their broker or other advisors in respect of applicable trade settlement dates and the related impact on their respective holdings of Novelion securities as of the Effective Date.

Any distributions made in the Liquidation will be paid and delivered only to Registered Holders as of the Effective Date, and beneficial holders of common shares will be entitled to receive any distributions only through and from the applicable Registered Holder of their shares. Shareholders whose shares in Novelion are held in a brokerage firm or with a securities dealer, trust company, bank or another similar organization, are encouraged to reach out to their broker, dealer, trust, bank or other agent with any questions relating to the processes or requirements for receiving any such distributions if and when they are made.

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The Company believes, but cannot assure, that OTC and other trading in the Company’s common shares will be suspended or otherwise cease as of the Effective Date or shortly thereafter. The Company cautions that investors who may seek to trade in Novelion common shares or other securities after the Effective Date (to the extent such trading is available), including on any secondary markets, do so at substantial risk to their investment.

The Company continues to caution that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including, but not limited to, the establishment of the Effective Date and the actions to occur on such date, the filing of the Statement of Intent to Liquidate with the British Columbia Registrar of Companies, expectations as to Novelion’s employees and board in connection with and following the Effective Date, the Liquidator’s actions with respect to the Liquidation and any orders of the Court related to same, the amount, timing and nature of any distribution as part of the Liquidation, the ultimate outcome of the Liquidation process, and expectations and beliefs related to trading in and the market and record of holders of Novelion common shares before and after the Effective Date, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the impact of any determinations of the Court and the actions of the Liquidator undertaken as part of the Liquidation, the possibility that there could be claims or actions that result from the claims process conducted as part of the Liquidation or otherwise, the possibility that such claims and actions could be costly to defend and could have negative outcomes, the possibility that actual expenses and claims that result from the Liquidation will be greater than anticipated, and the potential impact of any volatility in the market price of the Amryt Equity, any or all of which could materially reduce the availability of assets available for distribution to shareholders, as well as those risks identified in Novelion’s filings with the Securities and Exchange Commission (the “SEC”), including the definitive proxy statement filed on October 3, 2019, which are available on the SEC’s website at www.sec.gov. The impact from any such risks and uncertainties could materially reduce or eliminate the availability of assets available for distribution to shareholders.

Novelion cautions investors and others not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

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CONTACT:

Michael Price

Executive Vice President and Chief Financial Officer

Novelion Therapeutics Inc.

857-242-5024

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